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                                                                      EXHIBIT 23

To Board of Directors
PepsiAmericas, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 31, 2001, relating to the consolidated balance sheets of PepsiAmericas, Inc. and subsidiaries as of the end of fiscal years 2000 and 1999, and the related consolidated statements of income, shareholders' equity and cash flows for each of the fiscal years 2000, 1999, and 1998, which report appears in the fiscal 2000 annual report on Form 10-K of PepsiAmericas, Inc.


                                                /s/ KPMG LLP
                                                -------------------------------
                                                KPMG LLP


Chicago, Illinois
June 22, 2001